UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

FIFTH STREET SENIOR FLOATING RATE CORP.
(Name of Registrant as Specified in Its Charter)

IRONSIDES PARTNERS SPECIAL SITUATIONS MASTER FUND II L.P. IRONSIDES PARTNERS LLC IRONSIDES P FUND L.P. ROBERT C. KNAPP RICHARD W. COHEN
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IRONSIDES URGES FSFR STOCKHOLDERS TO VOTE GREEN TODAY
 “FOR” IRONSIDES’ NOMINEES AND TERMINATION OF EXTERNAL MANAGER FSM

Annual Meeting A Day Away – Vote by Phone and Internet Immediately – Every Vote Counts

Immediate Action Necessary To Send Message To FSFR Board To Sell The Company Given Prolonged Underperformance

Boston – April 6, 2016 – Ironsides Partners LLC and its affiliates, one of the largest stockholders of Fifth Street Senior Floating Rate Corp. (NASDAQ: FSFR), today reminded FSFR stockholders that every vote counts and urged them to vote by phone or internet immediately to support Ironsides’ nominees and the termination of FSFR’s external manager, FSM, at FSFR’s upcoming Annual Meeting to be held this Thursday, April 7, 2016.

Ironsides’ main goal is to create stockholder value through a sale of the Company or a business combination that it believes will materially eliminate the discount to Net Asset Value (NAV) at which the shares trade.  Even if FSFR were acquired at a 10% discount to NAV, Ironsides believes that the result would be an immediate 35% gain to stockholders.

Independent expert and leading proxy advisory firm, Institutional Shareholder Services Inc., issued a report recommending that FSFR stockholders vote “FOR” all of Ironsides’ proposals.  ISS criticized FSFR’s “prolonged underperformance, pervasive discount to NAV, and excessive management fees” and concluded that a vote for “nominees Robert Knapp and Richard Cohen is warranted” and a “vote FOR the binding shareholder proposal to terminate the investment manager is warranted.”  ISS reaffirmed its recommendations over the weekend.

Ironsides urges all stockholders to follow the ISS recommendation by voting GREEN today “FOR” the election of Ironsides’ nominees and “FOR” the termination of the agreement with FSM, which Ironsides believes will move the Company one step closer to being sold – the best way to deliver value to all FSFR stockholders.

Note: Permission neither sought nor obtained from ISS.

For questions or assistance in voting your shares by Phone or the Internet, please contact:

OKAPI PARTNERS LLC
1212 Avenue of the Americas, 24th Floor
New York, N.Y. 10036
(212) 297-0720
Stockholders Call Toll-Free at: (855) 305-0856
E-mail: fixFSFR@okapipartners.com

About Ironsides

Ironsides Partners LLC is an investment management firm and SEC-registered investment adviser based in Boston, Massachusetts. The firm was founded in 2007 by Robert C. Knapp, who serves as Managing Director.

Media Contact:
Sard Verbinnen & Co.
Paul Caminiti/Meghan Gavigan/Amanda Klein
(212) 687-8080

Investor Contact:
Okapi Partners LLC
Bruce Goldfarb/Charles Garske
(212) 297-0720
fixFSFR@okapipartners.com

Ironsides has filed with the SEC, and mailed to stockholders, a definitive proxy statement with respect to its solicitation of proxies for the 2016 annual meeting of Fifth Street Senior Floating Rate Corp.   The definitive proxy statement and other documents filed by Ironsides with the SEC may be obtained free of charge at the SEC's website at www.sec.gov or by contacting Okapi Partners at fixFSFR@okapipartners.com. Investors should read the definitive proxy statement and related materials carefully before making any voting decision because they contain important information.